EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,386	$—	$—	$2,386
Finance revenues	—	74	(27)	47
Sales and revenues, net	2,386	74	(27)	2,433
Costs of products sold	1,979	—	—	1,979
Restructuring charges	—	—	—	—
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	163	24	(1)	186
Engineering and product development costs	86	—	—	86
Interest expense	56	29	—	85
Other expense (income), net	133	(10)	(26)	97
Total costs and expenses	2,419	43	(27)	2,435
Income (loss) before equity income from financial services operations and income taxes	(33)	31	—	(2)
Equity income from financial services operations	24	—	(24)	—
Income (loss) before income tax	(9)	31	(24)	(2)
Income tax benefit (expense)	26	(7)	—	19
Net income (loss)	17	24	(24)	17
Less: Net income attributable to non-controlling interests	6	—	—	6
Net income (loss) attributable to Navistar International Corporation	$11	$24	$(24)	$11

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,867	$—	$—	$1,867
Finance revenues	—	59	(21)	38
Sales and revenues, net	1,867	59	(21)	1,905
Costs of products sold	1,532	—	—	1,532
Restructuring charges	(3)	—	—	(3)
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	171	20	—	191
Engineering and product development costs	75	—	—	75
Interest expense	58	21	—	79
Other expense (income), net	103	(2)	(21)	80
Total costs and expenses	1,938	39	(21)	1,956
Income (loss) before equity income from financial services operations and income taxes	(71)	20	—	(51)
Equity income from financial services operations	16	—	(16)	—
Income (loss) before income tax	(55)	20	(16)	(51)
Income tax expense	(11)	(4)	—	(15)
Net income (loss)	(66)	16	(16)	(66)
Less: Net income attributable to non-controlling interests	7	—	—	7
Net income attributable to Navistar International Corporation	$(73)	$16	$(16)	$(73)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,151	$50	$—	$1,201
Marketable securities	41	—	—	41
Restricted cash and cash equivalents	27	121	—	148
Finance and other receivables, net	461	2,343	(254)	2,550
Inventories	1,206	5	—	1,211
Goodwill	38	—	—	38
Property and equipment, net	945	330	—	1,275
Investments in and advances to financial services operations	614	—	(614)	—
Investments in non-consolidated affiliates	32	—	—	32
Deferred taxes, net	118	5	—	123
Other assets	400	18	—	418
Total assets	$5,033	$2,872	$(868)	$7,037
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,719	$19	$(254)	$1,484
Debt	3,343	2,151	—	5,494
Postretirement benefits liabilities	1,961	—	—	1,961
Other liabilities	1,823	88	—	1,911
Total liabilities	8,846	2,258	(254)	10,850
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,816)	614	(614)	(3,816)
Total liabilities and stockholders' equity (deficit)	$5,033	$2,872	$(868)	$7,037

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,261	$59	$—	$1,320
Marketable securities	101	—	—	101
Restricted cash and cash equivalents	34	91	—	125
Finance and other receivables, net	505	2,259	(101)	2,663
Inventories	1,102	8	—	1,110
Goodwill	38	—	—	38
Property and equipment, net	1,060	310	—	1,370
Investments in and advances to financial services operations	581	—	(581)	—
Investments in non-consolidated affiliates	50	—	—	50
Deferred taxes, net	117	4	—	121
Other assets	314	18	—	332
Total assets	$5,163	$2,749	$(682)	$7,230
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,664	$43	$(101)	$1,606
Debt	3,426	2,041	—	5,467
Postretirement benefits liabilities	2,097	—	—	2,097
Other liabilities	1,902	84	—	1,986
Total liabilities	9,089	2,168	(101)	11,156
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(3,931)	581	(581)	(3,931)
Total liabilities and stockholders' equity (deficit)	$5,163	$2,749	$(682)	$7,230

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$17	$24	$(24)	$17
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	33	—	—	33
Depreciation of equipment leased to others	(1)	16	—	15
Amortization of debt issuance costs and discount	4	2	—	6
Deferred income taxes	(41)	—	—	(41)
Asset impairment charges	2	—	—	2
Gain on sales of investments and businesses, net	(59)	—	—	(59)
Equity in income of financial services affiliates	(24)	—	24	—
Dividends from non-consolidated affiliates	—	—	—	—
Change in intercompany receivables and payables	94	(94)	—	—
Other, net	(290)	77	—	(213)
Net cash provided by (used in) operating activities	(265)	25	—	(240)
Cash flows from investing activities
Purchases of marketable securities	—	—	—	—
Sales of marketable securities	—	—	—	—
Maturities of marketable securities	61	—	—	61
Capital expenditures	(43)	(1)	—	(44)
Purchase of equipment leased to others	(6)	(36)	—	(42)
Other investing activities	96	3	—	99
Net cash provided by (used in) investing activities	108	(34)	—	74
Net cash provided by financing activities	39	34	—	73
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(4)	—	(3)
Increase (decrease) in cash, cash equivalents and restricted cash	(117)	21	—	(96)
Cash, cash equivalents and restricted cash at beginning of the period	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the period	$1,178	$171	$—	$1,349

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(66)	$16	$(16)	$(66)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	37	—	—	37
Depreciation of equipment leased to others	5	13	—	18
Amortization of debt issuance costs and discount	5	3	—	8
Deferred income taxes	7	(1)	—	6
Asset impairment charges	2	—	—	2
Equity in income of financial services affiliates	(16)	—	16	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in other intercompany receivables and payables	(1)	1	—	—
Other, net	(213)	129	—	(84)
Net cash provided by (used in) operating activities	(237)	161	—	(76)
Cash flows from investing activities
Purchases of marketable securities	(61)	—	—	(61)
Sales of marketable securities	150	—	—	150
Maturities of marketable securities	5	—	—	5
Capital expenditures	(30)	—	—	(30)
Purchase of equipment leased to others	(19)	(33)	—	(52)
Other investing activities	—	3	—	3
Net cash provided by investing activities	45	(30)	—	15
Net cash provided by (used in) financing activities	198	(192)	—	6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(3)	—	2
Increase (decrease) in cash, cash equivalents and restricted cash	11	(64)	—	(53)
Cash, cash equivalents and restricted cash at beginning of the period	690	150	—	840
Cash, cash equivalents and restricted cash at end of the period	$701	$86	$—	$787